Exhibit 99.1
Google Announces Agreement to Acquire Wiz
MOUNTAIN VIEW, Calif. and NEW YORK, N.Y. (March 18, 2025)—Google LLC today announced it has signed a definitive agreement to acquire Wiz, Inc., a leading cloud security platform headquartered in New York, for $32 billion, subject to closing adjustments, in an all-cash transaction. Once closed, Wiz will join Google Cloud.
This acquisition represents an investment by Google Cloud to accelerate two large and growing trends in the AI era: improved cloud security and the ability to use multiple clouds (multicloud).
Both cybersecurity and cloud computing are rapidly growing industries with a vast range of solutions. The increased role of AI, and adoption of cloud services, have dramatically changed the security landscape for customers, making cybersecurity increasingly important in defending against emergent risks and protecting national security.
Wiz delivers an easy-to-use security platform that connects to all major clouds and code environments to help prevent cybersecurity incidents. Organizations of all sizes — from start-ups and large enterprises to governments and public sector organizations — can use Wiz to protect everything they build and run in the cloud. Wiz is an innovative leader and continues to deliver new products with strong adoption, fueling rapid business growth, including over the last 12 months in which it has begun to deliver new categories of cybersecurity solutions.
Google Cloud is a leader in cloud infrastructure, with deep AI expertise and a track record of industry-leading security innovation. Bringing all this to Wiz will help make their solutions even better and more scalable, benefiting customers and partners across all major clouds. The combination of Google Cloud and Wiz will:
•Vastly improve how security is designed, operated and automated — providing an end-to-end security platform for customers, of all types and sizes, in the AI era;
•Scale cybersecurity teams by providing them an automated security platform;
•Lower customers’ cost of implementing and managing security controls;
•Protect against new threats emerging due to the advancement of AI, prevent breaches, and help organizations respond to breaches much more efficiently; and
•Boost the adoption of multicloud security and, as a result, customers’ ability to use multiple clouds; further spurring innovation in and the adoption of cloud computing.
Wiz’s products will continue to work and be available across all major clouds, including Amazon Web Services, Microsoft Azure, and Oracle Cloud platforms, and will be offered to customers through an array of partner security solutions. Google Cloud will also continue to offer customers wide choice through a variety of partner security solutions available in the Google Cloud Marketplace.
You can read more technical details about Wiz’s solutions, and how they will work with Google Cloud, on the Google Cloud blog and Wiz blog.
The deal is subject to customary closing conditions including regulatory approvals.

Webcast
Alphabet Inc. (NASDAQ: GOOG, GOOGL) will host a webcast to discuss this announcement on Tuesday, March 18, at 6:00am Pacific Time (9:00am Eastern Time). Sundar Pichai, CEO, Google and Alphabet; Thomas Kurian, CEO, Google Cloud; Assaf Rappaport, CEO, Wiz; and Anat Ashkenazi, CFO, Google and Alphabet, will discuss the transaction.
The webcast can be accessed here: https://www.youtube.com/live/8jY5YBSRVEU. A replay will be available for two weeks through the same link following the webcast.
Quotes
Sundar Pichai, CEO, Google: “From its earliest days, Google’s strong security focus has made us a leader in keeping people safe online. Today, businesses and governments that run in the cloud are looking for even stronger security solutions, and greater choice in cloud computing providers. Together, Google Cloud and Wiz will turbocharge improved cloud security and the ability to use multiple clouds.”
Thomas Kurian, CEO, Google Cloud: “Google Cloud and Wiz share a joint vision to make cybersecurity more accessible and simpler to use for organizations of any size and industry. Enabling more companies to prevent cyber attacks, including in very complex business software environments, will help organizations minimize the cost, disruption and hassle caused by cybersecurity incidents.”
Assaf Rappaport, Co-Founder & CEO, Wiz: "Wiz and Google Cloud are fully committed to continue supporting and protecting customers across all major clouds, helping keep them safe and secure wherever they operate. This is an exciting moment for our company, but an even more important one for customers and partners, as this acquisition will bolster our mission to improve security and prevent breaches by providing additional resources and deep AI expertise.”
Contacts
Investors:
investor-relations@abc.xyz
Press:
press@google.com
About Google
Google’s mission is to organize the world’s information and make it universally accessible and useful. Through products and platforms like Search, Maps, Gmail, Android, Google Play, Chrome and YouTube, Google plays a meaningful role in the daily lives of billions of people and has become one of the most widely-known companies in the world. Google is a subsidiary of Alphabet Inc.
About Google Cloud
Google Cloud is the new way to the cloud, providing AI, infrastructure, developer, data, security, and collaboration tools built for today and tomorrow. Google Cloud offers a powerful, fully integrated and optimized AI stack with its own planet-scale infrastructure, custom-built chips, generative AI models and development platform, as well as AI-powered applications, to help organizations transform. Customers in more than 200 countries and territories turn to Google Cloud as their trusted technology partner.
About Wiz
Wiz secures everything organizations build and run in the cloud and transforms security by enabling a new operating model. The Wiz CNAPP empowers security and development teams to rapidly identify and remove critical risks in cloud environments, so they can build fast and securely. With Wiz, organizations can prioritize risk and stay agile. Its customers include Agoda, Avery Dennison, BMW, Cushman & Wakefield, DocuSign, Mars, Plaid, Priceline, Salesforce, and Slack, among others. The company is backed by Advent, Aglaé, Andreessen Horowitz, Blackstone, Cyberstarts, Greenoaks, Greylock, Index Ventures, Insight Partners, Lightspeed, Salesforce, Sequoia, Thrive Capital, and Wellington.
Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the acquisition of Wiz by Google. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause Alphabet Inc.'s (the "company", "we", "us" or "our") actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that the closing conditions for the acquisition will not be satisfied, including the risk that the requisite regulatory approvals will not be obtained; the risk that the definitive agreement relating to the acquisition will be terminated prior to closing; the possibility that the acquisition will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of the company or Wiz during the pendency of the acquisition; our ability to successfully integrate Wiz or other businesses that we may acquire in the future; our ability to achieve the benefits that we expect to realize as a result of the acquisition of Wiz; the potential negative impact on our financial condition and results of operations if we fail to achieve the benefits that we expect to realize as a result of the acquisition of Wiz or if these benefits take longer to achieve than expected; and other risks and uncertainties discussed in the reports the company has filed previously with the SEC, such as its Annual Report on Form 10-K. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, which speak as of the respective date of this release, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.